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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated February 14, 2001 included in this Form 10-K into the Company's previously filed Registration Statement File No. 333-36789 on Form S-8.

                      /s/ Arthur Andersen LLP

Boston, Massachusetts
March 30, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS